                                                                  EXHIBIT (A)(7)
                                    FORM OF
                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                            TCW GALILEO FUNDS, INC.

     TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-ended investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   The Articles of Incorporation of the Corporation are hereby amended to rename certain of the classes or series of the Corporation as follows: TCW Galileo Core Equity Fund is hereby renamed TCW Galileo Core Equities Fund; TCW Galileo Emerging Markets Fixed Income Total Return Fund is hereby renamed TCW Galileo Emerging Markets Income Fund; and TCW Galileo Value Added Fund is hereby renamed TCW Galileo Small Cap Value Fund.

     SECOND: The amendment was approved by a majority of the entire Board of Directors of the Corporation and that the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     THIRD:   The Corporation is registered with the Securities and Exchange
Commission as an open-end investment company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, TCW Galileo Funds Inc. has caused these Articles of Amendment to be executed by its Senior Vice President and witnessed by its Secretary on this __day of February, 1999. The Senior Vice President of the Corporation acknowledge that the Articles of Amendment are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

                              TCW Galileo Funds, Inc.


                              By:  ________________________________
                                   [NAME]
                                   [TITLE]












ATTEST:  ____________________
         [NAME]
         [TITLE]